P-END-FGI-PL(9/22) 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA PERFORMANCE LOCK INDEX LINKED VARIABLE ANNUITY ENDORSEMENT ANNUITY NUMBER: [001-00001] EFFECTIVE DATE: [Contract Issue Date] This Endorsement is made a part of your Annuity. For purposes of this Endorsement, certain provisions of your Annuity are amended as described below. If the terms of the Annuity and those of this Endorsement conflict, the provisions of this Endorsement shall control. Should this Endorsement terminate, any amended or replaced Annuity provisions based on this Endorsements’ terms will revert to the provisions in the Annuity, except as may be provided below. This Endorsement should be read in conjunction with any other Rider or Endorsement made a part of your Annuity. For the purposes of this Endorsement, the following Definitions are added to your contract as follows: Performance Lock – A feature under this Contract that allows you to capture the current Performance Lock Value. A Performance Lock Request may be submitted on any Valuation Day prior to the Index Strategy End Date. Only one Performance Lock may be active for any given Index Strategy during a respective Index Term. Performance Locks may not be applied retroactively and must be for the full amount of the Performance Lock Value. Partial locking of an Index Strategy is not permitted. Once locked, Index Credits will not apply on the Index Strategy End Date. Performance Lock Date – The Valuation Date on which we process the Performance Lock transaction. Performance Lock Request – You may request a Performance Lock by contacting us and providing in Good Order instructions. Instructions received after the close of any Valuation Day will be applied on the next Valuation Day. Performance Lock Value - The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. It is a calculated value (as described in the ‘Calculation of the Performance Lock Value’ section) and is used when a Performance Lock transaction occurs between an Index Strategy Start Date and Index Strategy End Date. Once locked, the Performance Lock Value will not fluctuate, except for withdrawals, partial reallocations, and benefit charges. If you elect to start income on an Index Anniversary Date prior to the Index Strategy End Date, the Performance Lock Value will be used to allocate to only those Allocation Options we permit. The Definition of Interim Value is hereby amended to add the following: Interim Value: The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. The Interim Value is a calculated value (as described in each Index Strategy Endorsement) and is used when a withdrawal, Death Benefit payment, annuitization, surrender, benefit charge, or partial reallocation occurs between an Index Strategy Start Date and Index Strategy End Date. During an Index Strategy Term, the Interim Value is included in the Account Value and Surrender Value. If a Performance Lock has occurred, an amended Interim Value will apply as described in the ‘Calculation of the Interim Value after a Performance Lock’ section. Performance Lock A Performance Lock may be requested on any Valuation Day prior to the Index Strategy End Date. We will use the Performance Lock Value at the end of the Valuation Day we receive your Performance Lock Request. If you exercise a Performance Lock, you will no longer participate in the Index Strategy performance and you may receive less than the full Index Credit, or less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date.

P-END-FGI-PL(9/22) 2 Only one Performance Lock may occur for any given Index Strategy during a respective Index Term. Performance Locks may not be applied retroactively and must be for the full amount of the Performance Lock Value. Partial locking of an Index Strategy is not permitted. [Performance Lock is only available during the Savings Stage and is not available during the Income Stage.] Once a Performance Lock has been executed it cannot be reversed and the Performance Lock Value will not fluctuate for the rest of the Strategy Term, with the exception of being reduced for withdrawals, partial reallocations and benefit charges. The Performance Lock Value is reduced for any withdrawals, partial reallocations and benefit charges that occur between an Index Strategy Start Date and Index Strategy End Date in the same proportion that the total withdrawal, partial reallocation or benefit charge amount reduced the Interim Value. The Valuation Day upon which the Performance Lock is executed is known as the Performance Lock Date. Upon executing a Performance Lock, the Performance Lock Value will remain in the Index Strategy. You will be able to reallocate any portion of the Performance Lock Value to any available Index Strategy on the next Index Anniversary. For multi-year Index Strategy Terms, reallocation to a new Index Strategy is permitted on Index Anniversaries occurring prior to the Index Strategy End Date without being subject to the Interim Value. The Performance Lock Value is reduced for any withdrawals, partial reallocations and benefit charges that occur between an Index Strategy Start Date and Index Strategy End Date in the same proportion that the total withdrawal or reallocation amount reduced the Interim Value. On the Index Strategy End Date, any remaining Performance Lock Value must be reallocated to a new Index Strategy. Please see the ‘Transfers Among the Index Strategy(ies)’ section for additional detail. We reserve the right to limit the use of the feature for certain Index Strategies. Additionally, we may discontinue the use of this feature for future Performance Lock requests at any time. Calculation of the Performance Lock Value The Performance Lock Value calculation is the same for each Index Strategy. Performance Lock Value is equal to (1) + (2), where: 1) is the fair value of the Index Strategy Base of an Index Strategy on the Valuation Day the Performance Lock Value is calculated. It is determined as (A – B), where: A = the Index Strategy Base on the Valuation Day of the calculation; B = the fair value of the options under initial market conditions, with updated time to expiry 2) is the fair value of the replicating portfolio of options on the Valuation Day of the calculation Calculation of the Interim Value after a Performance Lock: The Interim Value after a Performance Lock for the applicable Index Strategy is equal to ((1) + (2)), where: 1) is the fair value of the Index Strategy Base of an Index Strategy as of the Performance Lock Date, adjusted for withdrawals, partial reallocations or benefit charges, with a current Valuation Day adjustment for any changes in the Market Value Index Rate. It is determined as (A – B) x [(1 + C) / (1 + D)]^E, where: A = the Index Strategy Base as of the Performance Lock Date adjusted for withdrawals, partial reallocations and benefit charges B = the fair value of the options under initial market conditions, with updated time to expiry, as of the Performance Lock Date adjusted for withdrawals, partial reallocations and benefit charges C = the Market Value Index Rate at the Index Start Date; D = the Market Value Index Rate at the current date; and E = the total days remaining in the Index Strategy Term divided by 365 2) is the fair value of the replicating portfolio of options as of the Performance Lock Date adjusted for withdrawals, partial reallocations and benefit charges. The Section of the Contract entitled Transfers Among the Index Strategies is hereby amended as follows:

P-END-FGI-PL(9/22) 3 Transfers Among the Index Strategy(ies): You may transfer Account Value among the Index Strategy(ies) according to the rules described in this paragraph. Transfers from the Index Strategy(ies) to the Variable Sub-Accounts are not permissible at any time during the life of the Contract. Transfers from the Index Strategy(ies) that have reached the Index Strategy End Date to new Index Strategy(ies) may only occur on an Index Anniversary Date. For any Index Strategy(ies) where a Performance Lock has occurred, if you reallocate a portion of your Performance Lock Value on an Index Anniversary that is not an Index Strategy End Date, the remaining Performance Lock Value will be adjusted proportionally by the reduction in the Interim Value of this partial reallocation. If you reallocate your entire Performance Lock Value on an Index Anniversary that is not an Index Strategy End Date, we will transfer the entire Performance Lock Value and the resulting Index Strategy will become available for a new Performance Lock Request. We will notify you in writing in advance of any Index Anniversary Date. Upon receipt of your instructions in Good Order for reallocation of the Account Value to or from an Index Strategy, we will process the reallocation on the Index Anniversary Date. If we do not receive instructions from you in Good Order prior to the Index Anniversary, the Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the same Index Strategy and Index Strategy Term without the Performance Lock. If the same Index Strategy is no longer available, or the Index Strategy Term goes beyond the Latest Available Annuity Date and we did not receive instructions from you in Good Order prior to the Index Anniversary, Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the Holding Account. If a Performance Lock was executed, the Performance Lock Value will remain in the Index Strategy (and will not fluctuate, except for withdrawals, partial reallocations, and benefit charges) until we receive instruction in Good Order for reallocation of the Performance Lock Value to a new Index Strategy on a subsequent Index Anniversary Date or until the Index Strategy has reached the Index Strategy End Date. PRUCO LIFE INSURANCE COMPANY [_____________________________] [Secretary]